Exhibit 10 b
SHARE PLEDGE AGREEMENT
THIS AGREEMENT is made as of December  21st  , 2000.
B E T W E E N:
AXYN CANADA CORPORATION,
(the "Pledgor")
- and -
SYSCAN INTERNATIONAL INC.,
(the "Secured Party").
RECITALS:
A.	The Pledgor and the Secured Party have entered into a loan
agreement made as of December 21st, 2000 (the "Loan Agreement").
B.	As additional security for the fulfilment of all of the
Pledgor's obligations under and pursuant to the Loan Agreement, the Pledgor has agreed to grant a security interest in and pledge and assign certain shares of Syscan International Inc. held by the Pledgor in favour of the Secured Party.
THEREFORE, the parties agree as follows:
ARTICLE 1
PLEDGE
1.1	Pledge
As continuing security for the due and timely payment and performance by the Pledgor of its obligations under the Loan Agreement, the Pledgor hereby assigns, mortgages, charges, hypothecates, pledges and grants a security interest in all of its right, title and interest in and to 5,000,000 common shares in the capital of Syscan and any substitutions therefor,
additions thereto and proceeds (as defined under the Personal Property Act (Ontario) (the "PPSA") thereof (the "Pledged
Shares") to and in favour of the Secured Party. The Pledgor hereby deposits with Osler, Hoskin and Harcourt LLP as escrow agent the share certificates evidencing the Pledged Shares together with the appropriate transfer and other documents to enable the Secured Party or its nominee to be registered as the owner thereof and to transfer or sell the Pledged Shares upon any enforcement thereof. If the Pledgor acquires any certificates evidencing the Pledged Shares after the date hereof, the Pledgor shall, forthwith upon receipt of such certificates, deliver such certificates to the said escrow agent together with the appropriate transfer and other documents to enable the Secured Party or its nominee to be registered as the owner thereof and to transfer or sell or cause to be transferred or sold such Pledged Shares upon any enforcement thereof.
ARTICLE 2
PROVISIONS RELATING TO THE PLEDGED SHARES
2.1	Voting Rights
Until the occurrence of an Event of Default which is continuing, the Pledgor shall be entitled to exercise all voting rights in respect of the Pledged Shares and the Pledgor shall be entitled to receive and deal with (except as restricted by agreement of the parties or the Loan Agreement) any and all dividends at any time payable on or with respect to the Pledged Shares. During the continuance of an Event of Default, all rights of the Pledgor pursuant to the preceding sentence shall cease and the Secured Party may enforce any and all of the rights of the Pledgor with respect to the Pledged Shares.
ARTICLE 3
DEFAULT AND REMEDIES
3.1	Event of Default
"Event of Default" means a failure to make any payment or perform any other covenant pursuant to the Loan Agreement.
3.2	Remedies
Upon the occurrence of an Event of Default which is continuing, the security interests created hereby shall immediately become enforceable and the Secured Party may, forthwith or at any time thereafter, take any action, suit, remedy or proceeding authorized or permitted by agreement of the parties or by law or in equity.
3.3	Expenses
The Pledgor shall pay to the Secured Party all reasonable costs and expenses of the Secured Party incurred in exercising its rights hereunder.
3.4	Rights and Remedies Cumulative
The rights and remedies of the Secured Party shall be cumulative and not in substitution for any rights or remedies to which the Secured Party may be entitled under the Loan Agreement or which may be available at law or in equity and may be exercised whether or not the Secured Party has pursued or is then pursuing any other such rights or remedies.
ARTICLE 4
ACKNOWLEDGEMENTS BY THE PLEDGOR
4.1	Acknowledgements
The Pledgor hereby acknowledges:
(a)	receipt of a copy of this Agreement;
(b)	that value has been given; and
(c)	that the security interests created hereby attached to the
Pledged Shares immediately upon execution and delivery of this Agreement to the Secured Party and the parties have not agreed to postpone the time of attachment of the pledge of the Pledged Shares by the Pledgor.
ARTICLE 5
EFFECTIVE DATE AND TERMINATION
5.1	Effective Date
This Agreement shall become effective as of the date first
written above. This Agreement and the security interests created hereunder are in addition to and not in substitution for any other security granted by the Pledgor to the Secured Party, whether before or after the execution of this Agreement. The security interest shall be a general and continuing security interest and shall continue in full force and effect until terminated as provided in Section 5.2.
5.2	Termination
This Agreement shall be terminated when all of the Principal Amount and interest thereon have been fully paid or satisfied.
ARTICLE 6
POWER OF ATTORNEY
6.1	Power of Attorney
The Pledgor hereby irrevocably constitutes and appoints the Secured Party and any one of its directors and officers holding office from time to time as the true and lawful attorney of the Pledgor with power of substitution in the name of the Pledgor to do any and all such acts and things or execute and deliver all such agreements, documents and instruments as the Secured Party in its sole discretion, considers necessary or desirable to carry out the provisions and purposes of this Agreement or to exercise its rights and remedies hereunder. The Pledgor hereby ratifies and agrees to ratify all acts of any such attorney taken or done in accordance with this Section 6.1. This power of attorney being coupled with an interest shall not be revoked or terminated by any act or thing and shall remain in full force and effect until this Agreement has been terminated.
ARTICLE 7
MISCELLANEOUS
7.1	Further Assurances
The Pledgor will, from time to time at the request of the Secured Party, make and do all such acts and things and execute and deliver all such instruments, agreements and documents as the Secured Party shall reasonably request by notice in writing given to the Pledgor in order to create, preserve, perfect, validate or otherwise protect the security interests created hereunder, to enable the Secured Party to exercise and enforce any of its rights and remedies hereunder and generally to carry out the provisions and intentions of this Agreement.
7.2	Governing Law
This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated in all respects as an Ontario contract.
7.3	Time
Time shall be of the essence of this Agreement.
7.4	Agreement Paramount
In the event of any conflict, inconsistency, ambiguity or difference between the provisions of this Agreement and of the Loan Agreement, then the provisions of the Loan Agreement shall govern and be paramount.
IN WITNESS OF WHICH the parties have duly executed this Agreement.


AXYN CANADA CORPORATION


By:




Name:
Title:


By:




Name:
Title:



SYSCAN INTERNATIONAL INC.


By:




Name:
Title:


By:




Name:
Title:

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